EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Vycor Medical, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The report on Form 10-Q for the period ended September 30, 2023 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2023

/s/ Peter C. Zachariou
Peter C. Zachariou
Principal Executive Officer

A signed original of this written statement required by Section 906 has been provided to VYCOR MEDICAL, INC. and will be retained by VYCOR MEDICAL, INC. and furnished to the Securities and Exchange Commission or its staff upon request.